T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO

SUB-INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made this 1st day of May, 2001, among Metropolitan Series Fund, Inc., a Maryland corporation (the “Fund”), MetLife Advisers, LLC (the “Investment Manager”), a Delaware limited liability company and T. Rowe Price Associates, Inc., a Maryland corporation (the “Sub-Investment Manager”);

W I T N E S S E T H :

WHEREAS, the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments;

WHEREAS, the Fund is currently comprised of various portfolios, each of which pursues its investment objectives through separate investment policies, and the Fund may add or delete portfolios from time to time;

WHEREAS, the Sub-Investment Manager is engaged principally in the business of rendering advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the T. Rowe Price Large Cap Growth Portfolio as set forth in the T. Rowe Price Large Cap Growth Portfolio Investment Management Agreement dated May 1, 2001 between the Fund and the Investment Manager (the “T. Rowe Price Large Cap Growth Portfolio Investment

Management Agreement”); and the Fund and the Investment Manager desire to enter into a separate sub-investment management agreement with respect to the T. Rowe Price Large Cap Growth Portfolio of the Fund with the Sub-Investment Manager;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Investment Manager and the Sub-Investment Manager hereby agree as follows:

ARTICLE 1

Duties of the Sub-Investment Manager

Subject to the supervision and approval of the Investment Manager and the Fund’s Board of Directors, the Sub-Investment Manager will manage the investment and reinvestment of the assets of the Fund’s T. Rowe Price Large Cap Growth Portfolio (the “Portfolio”) for the period and on the terms and conditions set forth in this Agreement. In acting as Sub-Investment Manager to the Fund with respect to the Portfolio, the Sub-Investment Manager shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund’s Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio’s investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the “Prospectus”). Should the Board of Directors of the Fund or the Investment Manager at any time, however, make any definite determination as to investment policy and notify the Sub-Investment

Manager thereof in writing, the Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by it.

The Sub-Investment Manager agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain best execution at favorable security prices; provided that, on behalf of the Portfolio, the Sub-Investment Manager may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) or in accord with any other applicable laws or regulations, a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Investment Manager determines in good faith that such commission is reasonable in relation to the brokerage and research service provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub- Investment Manager with respect to the accounts as to which it exercises investment discretion.

On occasions when the Sub-Investment Manager deems the purchase of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Investment Manager, the Sub-Investment Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Investment Manager in the manner the Sub-Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

In connection with these services the Sub-Investment Manager will provide investment research as to the Portfolio’s investments and conduct a continuous program of evaluation of its assets. The Sub-Investment Manager will have the responsibility to monitor the investments of the Portfolio to the extent necessary for the Sub-Investment Manager to manage the Portfolio in a manner that is consistent with the investment objective and policies of the Portfolio set forth in the Registration Statement of the Fund, as from time to time amended, and consistent with applicable law, including, but not limited to, the Investment Company Act and the rules and regulations thereunder and the applicable provisions of the Internal Revenue Code and the rules and regulations thereunder (including, without limitation, subchapter M of the Code and the investment diversification aspects of Section 817(h) of the Code).

The Sub-Investment Manager will furnish the Investment Manager and the Fund such statistical information, including prices of securities in situations where a fair valuation determination is required or when a security cannot be priced by the Fund’s accountants, with respect to the investments it makes for the Portfolio as the Investment Manager and the Fund may reasonably request. On its own initiative, the Sub-Investment Manager will apprise the Investment Manager and the Fund of important developments materially affecting the Portfolio, including but not limited to any change in the personnel of the Sub-Investment Manager responsible for the day to day investment decisions made by the Sub-Investment Manager for the Portfolio and any material legal proceedings against the Sub-Investment Manager by the Securities and Exchange Commission relating to violations of the federal securities laws by the

Sub-Investment Manager, and will furnish the Investment Manager and the Fund from time to time with similar information that is believed appropriate for this purpose. In addition, the Sub-Investment Manager will furnish the Investment Manager and the Fund’s Board of Directors such periodic and special reports as either of them may reasonably request.

The Sub-Investment Manager will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund and the Investment Manager agree, as an inducement to the Sub-Investment Manager’s undertaking so to do, that the Sub-Investment Manager will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Investment Manager in any way or otherwise be deemed an agent of the Fund or the Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

ARTICLE 2

Sub-Investment Management Fee

The payment of advisory fees and the allocation of charges and expenses between the Fund and the Investment Manager with respect to the Portfolio are set forth in the T. Rowe Price Large Cap Growth Portfolio Investment Management Agreement. Nothing in this T. Rowe Price Large Cap Growth Portfolio Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Manager under this Agreement shall be the sole concern of the Investment Manager and the Sub- Investment Manager and shall not be the responsibility of the Fund.

In consideration of services rendered pursuant to this Agreement, the Investment Manager will pay the Sub-Investment Manager on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Investment Manager acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

For the purpose of determining the fees payable to the Sub-Investment Manager, the value of the Portfolio’s net assets will be computed in the manner specified in the Fund’s Prospectus. The Sub-Investment Manager will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Investment Manager agrees to pay.

The Sub-Investment Manager agrees to notify promptly, upon written request, the Investment Manager if, for any other registered investment company having a substantially similar investment program, it agrees to (1) provide more services or bear more expenses for a comparable or lower fee; and (2) provide comparable services and bear comparable expenses for a lower fee.

Other Matters

The Sub-Investment Manager may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement. The compensation of any such persons will be paid by the Sub-Investment

Manager, and no obligation will be incurred by, or on behalf of, the Fund or the Investment Manager with respect to them.

The Fund and the Investment Manager understand that the Sub-Investment Manager now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund and the Investment Manager have no objection to the Sub-Investment Manager’s so acting. In addition, the Fund understands that the persons employed by the Sub- Investment Manager to assist in the performance of the Sub-Investment Manager’s duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Investment Manager’s right or the right of any of the Sub-Investment Manager’s affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

The Sub-Investment Manager agrees that all books and records which it maintains for the Fund are the Fund’s property. The Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Investment Manager further agrees to maintain and preserve the Fund’s books and records in accordance with the Investment Company Act and rules thereunder.

The Sub-Investment Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Investment Manager in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

The Investment Manager has herewith furnished the Sub-Investment Manager copies of the Fund’s Registration Statement, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Investment Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Investment Manager will be entitled to rely on all documents furnished to it by the Investment Manager or the Fund.

ARTICLE 3

Duration and Termination of this Agreement

This Agreement shall become effective as of the date first above written and shall remain in force until May 16, 2002 and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days’ written notice to the Investment Manager and Sub-Investment Manager, by the Investment Manager on thirty days’ written notice to the Sub-Investment Manager and the Fund, or by the Sub-Investment Manager on sixty days’ written notice to the Investment Manager and the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the T. Rowe Price Large Cap Growth Portfolio Investment Management Agreement.

ARTICLE 4

Definitions

The terms “assignment,” “interested person,” and “majority of the outstanding shares,” when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

ARTICLE 5

Amendments of this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, to the extent permitted by the Investment Company Act, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

ARTICLE 6

Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

ARTICLE 7

Notices

Notices to be given hereunder shall be addressed to:

Fund:	Christopher P. Nicholas
President and Chief Operating Officer
Metropolitan Series Fund, Inc.
One Madison Avenue, Area 6E
New York, New York 10010

Investment Manager:	John F. Guthrie, Jr.
Senior Vice-President
MetLife Advisers, LLC
501 Boylston Street
Boston, Massachusetts 02116

Sub-Investment Manager:	John Cammack
Managing Director
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore Maryland 21202

Copy to:	Henry H. Hopkins, Esq.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore Maryland 21202

Changes in the foregoing notice provisions may be made by notice in writing to the other parties and the addresses set forth above. Notice shall be effective upon delivery.

METROPOLITAN SERIES FUND, INC.

By:	/s/ Christopher P. Nicholas
Christopher P. Nicholas
President

Attest:

/s/ Danne L. Johnson

Danne L. Johnson

Secretary

METLIFE ADVISERS, LLC

By:	/s/ John F. Guthrie, Jr.
John F. Guthrie, Jr.
Senior Vice-President

Attest:

/s/ Thomas M. Lenz

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Darrell N. Braman
Darrell N. Braman

Attest:

/s/ Barbara A. VanHorn

APPENDIX

T. ROWE PRICE ASSOCIATES, INC.

Metropolitan Series Fund Fee Schedule

T. Rowe Price Large Cap Growth Portfolio

0.500% on the first $50 Million

0.400% thereafter

of the average daily value of the net assets of the Portfolio

AMENDMENT TO T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO

SUB-INVESTMENT MANAGEMENT AGREEMENT

among

METROPOLITAN SERIES FUND, INC.,

METLIFE ADVISERS, LLC

and

T. ROWE PRICE ASSOCIATES, INC.

AMENDMENT made as of this 5th day of August 2004 to the T. Rowe Price Large Cap Growth Portfolio Sub-Investment Management Agreement dated May 1, 2001 (the “Agreement”), by and between Metropolitan Series Fund, Inc., a Maryland corporation, MetLife Advisers, LLC, a Delaware limited liability company and T. Rowe Price Associates, Inc., a Maryland corporation. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX

The Appendix of the Agreement, which contains the schedule of fees, is hereby amended as specified in the attached Appendix to this Amendment.

2. SUB-INVESTMENT MANAGEMENT AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

This Amendment shall become effective on August 5, 2004.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

ATTEST:	METROPOLITAN SERIES FUND, INC.

/s/ Thomas M. Lenz	By:	/s/ Hugh C. McHaffie
Hugh C. McHaffie
Chairman, Chief Executive Officer and President

ATTEST:	METLIFE ADVISERS, LLC

/s/ Thomas M. Lenz	By:	/s/ John F. Guthrie, Jr.
John F. Guthrie, Jr.
Senior Vice-President

ATTEST:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Linda C. Cosby	By:	/s/ Darrell N. Braman
Darrell N. Braman
Vice President

APPENDIX

Fee Schedule

T. Rowe Price Large Cap Growth Portfolio

0.40% on the first $500 million in average daily net assets

0.35% thereafter on the average daily net assets of the Portfolio

AMENDMENT No. 2

TO THE

T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO

SUB-INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT made as of this 3rd day of February, 2005 to the Sub-Investment Management Agreement dated May 1, 2001 (the “Agreement”), by and between Metropolitan Series Fund, Inc., a Maryland corporation, MetLife Advisers, LLC, a Delaware limited liability company, and T. Rowe Price Associates, Inc., a Maryland corporation. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE TO APPENDIX

Pursuant to Article 5 of the Agreement, the Appendix of the Agreement referenced in Article 2, which contains the schedule of fees, is hereby amended as specified in the attached Appendix to this Amendment.

2. SUB-INVESTMENT MANAGEMENT AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

This Amendment shall become effective as of the date of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

ATTEST:	METROPOLITAN SERIES FUND, INC.

/s/ Jack P. Huntington	By:	/s/ Hugh C. McHaffie
Hugh C. McHaffie
Chairman, Chief Executive Officer and President

ATTEST:	METLIFE ADVISERS, LLC

/s/ Jack P. Huntington	By:	/s/ John F. Guthrie, Jr.
John F. Guthrie, Jr.
Senior Vice-President

ATTEST:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Linda C. Cosby	By:	/s/ Darrell N. Braman
Darrell N. Braman, Vice President

APPENDIX

T. ROWE PRICE ASSOCIATES, INC.

Metropolitan Series Fund, Inc. Fee Schedule

T. Rowe Price Large Cap Growth Portfolio

0.400% on the first $250 million

0.375% on the next $250 million

0.350% thereafter on the average daily value of the net assets of the Portfolio

METROPOLITAN SERIES FUND, INC.

AMENDMENT No. 3

TO THE

SUBADVISORY AGREEMENT

(T. Rowe Price Large Cap Growth Portfolio)

AMENDMENT made this 9th day of November, 2006 to the Subadvisory Agreement dated May 1, 2001 (the “Agreement”), by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Manager”), and T. Rowe Price Associates, Inc., a Maryland corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. ADDITION OF SUBADVISORY SERVICES

Pursuant to Article 5 of the Agreement, the services of the Subadviser referenced in Article 1 is hereby amended by adding the following:

In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

2. SUB-ADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

This Amendment shall become effective as of the date of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

METLIFE ADVISERS, LLC

By:	/s/ John F. Guthrie, Jr.
John F. Guthrie, Jr.
Senior Vice-President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Darrell N. Braman
Darrell N. Braman
Vice President

METROPOLITAN SERIES FUND, INC.

AMENDMENT No. 4

TO THE

SUBADVISORY AGREEMENT

(T. Rowe Price Large Cap Growth Portfolio)

AMENDMENT made this 19th day of May, 2011 to the Subadvisory Agreement dated May 1, 2001 as amended November 9, 2006, February 3, 2005 and August 5, 2004 (the “Agreement”), by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation (the “Subadviser”) with respect to the T. Rowe Price Large Cap Growth Portfolio (the “Portfolio”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE TO COMPENSATION OF SUBADVISER

Pursuant to Article 5 of the Agreement, the Appendix of the Agreement referenced in Article 2, which contains the schedule of fees hereby amended as follows:

Fee Schedule.

Asset Range of the Portfolio $0 to $100,000,000:

0.500% on the first $50,000,000

0.400% on the next $50,000,000

Asset Range of the Portfolio $100,000,000 to $1,000,000,000:

0.400% on the first $250,000,000

0.375% on the next $250,000,000

0.350% on the next $500,000,000

Asset Range of the Portfolio over $1,000,000,000:

0.350% on the first $1,000,000,000

0.325% on the excess over $1,000,000,000

2.	SUBADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

3.	EFFECTIVE DATE

This Amendment shall become effective as of the date of this amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 19th day of May, 2011.

METLIFE ADVISERS, LLC		T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Jeffrey L. Bernier	By:	/s/ Darrell N. Braman
	Jeffrey L. Bernier	Name:	Darrell N. Braman
	Senior Vice President	Title:	Vice President